Exhibit 99.1

Xponential Fitness, Inc. Appoints Bruce Haase to its Board of Directors

IRVINE Calif., November 18, 2024 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or “the Company), one of the leading global franchisors of boutique health and wellness brands, today announced that Bruce Haase has been appointed to the Company’s Board of Directors, effective November 16, 2024. Mr. Haase will also serve on the Board’s Human Capital Management Committee.

Mark Grabowski, Chairman of the Board of Xponential, said, “Bruce is an accomplished executive with extensive experience operating consumer-oriented hospitality brands, including as CEO of Extended Stay America and WoodSpring Suites. Further, Bruce has a deep understanding of franchising as the Chairman and majority shareholder of HomeWell Care Services, one of the nation’s leading non-medical in-home care franchisors, and through his previous role as an executive vice president at Choice Hotels International, one of the world’s largest hotel franchisors. Throughout his career, Bruce has demonstrated an impressive track record of value creation, business transformation, and strategic growth. The Board is looking forward to collaborating with Bruce.”

Mark King, CEO of Xponential, added, “I am thrilled with Bruce’s addition to the board. His operational acumen and franchisor experience will be instrumental for Xponential as we transition to a more marketing and operations-driven culture that places franchisee success at the center.”

Mr. Haase said, “I am honored to join Xponential. My career has been dedicated to building consumer-focused brands by delivering a best-in-class franchisee experience to large franchise networks. I am looking forward to helping Xponential execute on its vision to foster a franchisee-first culture, and to achieve profitable, sustainable growth.”

Mr. Haase has more than 25 years of experience in hospitality and franchising. He previously served as the CEO of Extended Stay America, Inc., where he was recruited to execute on a value creation plan for the company, and he concurrently also has been the chairman and majority shareholder of HomeWell Franchising, Inc., one of the nation’s leading franchise brands delivering non-medical in-home care. Mr. Haase previously served as CEO of WoodSpring Suites. Prior to WoodSpring, Mr. Haase was an Executive Vice President at Choice Hotels International, Inc., one of the world’s largest hotel franchisors with over 7,000 hotels in more than 40 countries. Mr. Haase holds an M.B.A. from the Wharton School at the University of Pennsylvania, an M.S. in Engineering from Johns Hopkins University, and a B.S. in Engineering from Virginia Tech.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of nine brands spanning across verticals including Pilates, indoor cycling, barre, stretching, dancing, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 27 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, but are not limited to, changes to the Company’s Board of Directors, and the ability to execute on our business strategies and strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400